      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2000



                                                      REGISTRATION NO. 333-35302



================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------

                                DBT ONLINE, INC.
             (Exact name of Registrant as specified in its charter)


           PENNSYLVANIA                                         85-0439411
   (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


                        5550 W. FLAMINGO ROAD, SUITE B-5
                             LAS VEGAS, NEVADA 89103
                                 (702) 257-1112
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------


                               RONALD A. FOURNET
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               4530 BLUE LAKE ROAD
                            BOCA RATON, FLORIDA 33431
                                 (561) 982-5000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:
                             JOHN S. FLETCHER, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                        5300 FIRST UNION FINANCIAL CENTER
                            200 SOUTH BISCAYNE BLVD.
                              MIAMI, FLORIDA 33131
                                 (305) 579-0300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                 630,139 Shares

                                DBT ONLINE, INC.

                                  COMMON STOCK

                             ----------------------

         This prospectus relates to the offer and sale of 329,172 shares of common stock of DBT Online, Inc. underlying warrants granted to one of our shareholders and 300,967 shares of common stock of DBT Online, Inc. we are required to register as a result of our acquisition of I.R.S.C., Inc. We will not receive any of the proceeds from the sale of the shares offered through this prospectus. All expenses of registration of the shares which may be offered through this prospectus under the Securities Act will be paid by us (other than underwriting discounts and selling commissions, and fees and expenses of advisors to the selling shareholders).


         Our common stock is traded on The New York Stock Exchange under the symbol "DBT." On May 10, 2000, the closing price of our common stock as reported on The New York Stock Exchange was $21.56.


                     --------------------------------------

    THE SHARES OFFERED THROUGH THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 2.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         -------------------------------








                  The date of this prospectus is May 11, 2000

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

RECENT MATERIAL EVENTS                                                    1
RISK FACTORS                                                              2
FORWARD-LOOKING STATEMENTS                                                7
USE OF PROCEEDS                                                           7
SELLING SHAREHOLDERS                                                      8
PLAN OF DISTRIBUTION                                                      9
LEGAL MATTERS                                                            10
EXPERTS                                                                  10
WHERE YOU CAN FIND MORE INFORMATION                                      10
SIGNATURES                                                               16


                              --------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION CONTAINED IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                              --------------------

    Our logo and certain titles and logos of our products mentioned in this document are our service marks and trademarks. Each brand name and trademark appearing in this prospectus is the property of its holder.

                             RECENT MATERIAL EVENTS

         On March 14, 2000, ChoicePoint, Inc. filed a Registration Statement on Form S-4 whereby ChoicePoint, Inc. and DBT Online, Inc. disclosed the Agreement and Plan of Merger among ChoicePoint, Inc., ChoicePoint Acquisition Corp. and DBT Online, Inc., which was unanimously approved by our board of directors, and which will be put to a vote of our shareholders at a Special Meeting of the Shareholders on May 16, 2000. If a majority of our shareholders vote in favor of such Agreement and Plan of Merger, each share of our common stock will convert into 0.525 shares of common stock of ChoicePoint, Inc.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE PURCHASING OUR COMMON STOCK. OUR MOST SIGNIFICANT RISKS AND UNCERTAINTIES ARE DESCRIBED BELOW; HOWEVER, THEY ARE NOT THE ONLY ONES WE FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

         WE RELY HEAVILY ON ONE PRODUCT. WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS OR ENHANCE OUR EXISTING PRODUCTS.

We rely heavily on AutoTrack(sm), our primary investigative search product. For the year ended December 31, 1999, AutoTrack accounted for approximately 69% of our revenues. AutoTrack competes in markets characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Our success will depend to a substantial degree upon our ability to develop in a timely fashion enhancements to AutoTrack and to introduce new products that meet changing customer requirements and emerging industry standards. In order to meet these demands, we continuously evaluate opportunities to enhance AutoTrack and to develop or acquire new products that would utilize our supply of public records information. We may not be able to identify, develop, produce, acquire, market or support new products, or these new products may not gain market acceptance. In addition, some of our new product introductions or enhancements may shorten the life cycle of existing products, including AutoTrack. Failure to introduce new products or product enhancements effectively and on a timely basis could have a material adverse effect on our business, results of operations and financial condition. Furthermore, the development by our competitors of products that would make AutoTrack obsolete could materially adversely affect our business, results of operations and financial condition.

         DURING THE FIRST HALF OF 1999, SOME OF OUR LAW ENFORCEMENT CUSTOMERS SUSPENDED USE OF OUR PRODUCTS AND SERVICES. THOUGH ONE OF THESE LAW ENFORCEMENT CUSTOMERS RECENTLY LIFTED ITS SUSPENSION, FURTHER SUSPENSION OF USE OF OUR PRODUCTS AND SERVICES COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND REPUTATION.

During the first half of 1999, the Drug Enforcement Administration (DEA) and the Federal Bureau of Investigations (FBI) suspended their use of DBT's products and services. These agencies expressed concern about whether the target and content of their searches on our databases were accessible by current or former DBT employees. After completing an analysis of our databases and operating procedures, the DEA recently lifted its suspension of our products and services. However, the DEA has not yet returned to its customary level of use prior to the suspension. The FBI continues to analyze our databases and operating procedures. The failure of these agencies to resume full use of our services, or any additional suspensions of use by other customers, could have a material adverse effect on our business, results of operations and reputation.

         EFFICIENT USE OF OUR DATABASES DEPENDS ON OUR ACCESS TO SOCIAL SECURITY NUMBERS.

Social security numbers are the primary organizing principles that we use to generate our reports. Social security numbers could become unavailable to us in the future because of changes in the law or because our data suppliers decide not to supply them to us. If we cannot obtain social security numbers in the future, our ability to generate reports efficiently will be reduced. We can and do use names, addresses and dates of birth to generate our reports. However, without the use of social security numbers, we believe that those reports would not be as complete or accurate as reports generated with social security numbers. We also would incur significant expense to revise the software we use to generate reports. Less complete or less accurate reports could adversely affect our business, results of operations and financial condition.

         WE RELY ON TWO SUPPLIERS FOR THE CREDIT HEADER DATA IN OUR DATABASE.

We obtain the credit header data in our database from two consumer credit reporting agencies. The data consists of names, addresses, social security numbers and dates of birth. The two consumer credit agencies are Experian Information Solutions, Inc. and Trans Union Corporation. One or both of these suppliers could stop supplying this data to us or could substantially increase their prices. This would materially adversely affect our business, results of operations and financial condition.

         LEGISLATORS AND CONSUMERS ARE INCREASINGLY SCRUTINIZING EXISTING FEDERAL AND STATE LAWS RELATING TO PRIVACY AND THE USE OF PERSONAL INFORMATION AND PROPOSING NEW PRIVACY LAWS. IF THESE LAWS BECOME MORE RESTRICTIVE, WE COULD HAVE LESS INFORMATION TO SUPPLY TO CUSTOMERS AND OUR BUSINESS COULD BE HARMED.

Many privacy and consumer advocates and federal regulators have become increasingly concerned with public access to or use of personal information, particularly social security numbers and dates of birth. We use personal information to search our databases and to access information in databases of others. Various federal regulators and organized groups have lobbied and are expected to continue to lobby for the adoption of new or additional federal and state legislation to regulate the widespread dissemination or commercial use of personal information. If federal or state laws are amended or enacted in the future to further restrict access and use of personal information, we could have less information to provide to our customers and our business and results of operations could be adversely affected.

         OUR ARRANGEMENTS WITH DATA SUPPLIERS ARE NON-EXCLUSIVE, WHICH MAKES US VULNERABLE TO COMPETITION, AND GENERALLY SHORT-TERM, WHICH MAKES US SUSCEPTIBLE TO PRICE INCREASES OR NON-RENEWAL.

The ability of others to obtain the same data as us or our failure to obtain the data necessary for our products at commercially reasonable costs or at all could materially adversely affect our business and results of operations. We obtain the raw data that we provide to customers from credit reporting agencies, government agencies, data aggregators, competitors and other sole source third party suppliers on a non-exclusive basis. Due to the non-exclusive nature of these relationships, we cannot prevent others from making publicly available the same information that we offer to our customers. Our agreements with our suppliers are generally short-term agreements and some of our suppliers directly compete with us, both of which make us vulnerable to unpredictable price increases or non-renewal. Increases in the cost of obtaining information from suppliers could force us to find alternative sources of information which may not be available on suitable terms. Non-renewal of existing agreements by suppliers, or our failure after non-renewal to enter into new agreements with alternative third party suppliers, could decrease the amount of information we can offer to customers and, consequently, reduce customer use of our products. In addition, some of the data we receive from governmental sources is not available from other sources and therefore cannot be replaced.

         OUR MARKETS ARE HIGHLY COMPETITIVE AND HAVE RELATIVELY LOW BARRIERS TO ENTRY. OUR INABILITY TO RESPOND SUCCESSFULLY TO THE EFFORTS OF OUR COMPETITORS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Competition within our markets is intense and based mainly on price, speed, the comprehensiveness of data and our ability to provide information in an easy-to-read format. Although we believe that we maintain more historical information than our competitors, our markets are highly fragmented and have relatively few barriers to entry. As a result, new companies may enter into direct competition with us, and existing competitors could increase their market share within our customer markets. Either of these developments could adversely affect our business and results of operations.

In addition, many of our competitors have greater financial and marketing resources than we do. Our competitors may gain significant competitive advantages by increasing efforts to further penetrate their existing client bases and business relationships. These competitors and other potential competitors may undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote more resources to developing public record search services for individual or corporate clients than we are willing or able to accomplish. Our competitors or potential competitors may develop services that are superior to or less expensive than ours or create products that achieve greater market acceptance than ours. In response to these competitive pressures, we may make service or marketing decisions, such as reducing our prices or increasing our advertising, which may affect our operating results. If we are unsuccessful in responding to our competitors, our business and results of operations may be materially adversely affected.

         WE FACE SECURITY RISKS RELATED TO OUR ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION. FRAUDULENT USE OF CREDIT CARD DATA COULD ADVERSELY AFFECT OUR BUSINESS.

We rely on encryption and other technologies to verify customers' identities and to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the security measures used by us to protect customer transaction data. Breaches of our security could harm our reputation and customers' willingness to use our services. Security breaches could also cause interruptions in our operations and force us to expend significant money and other resources to alleviate any resulting problems. Security breaches involving the storage and transmission of our customers' proprietary information, including credit card numbers, could expose us to risk of loss or litigation. We may also suffer losses as a result of online customer orders placed with fraudulent credit card data even though the associated financial institution approved payment of the orders. Under current credit card practices, a merchant is liable for fraudulent credit card transactions where, as is the case with transactions processed by KnowX.com, that merchant does not obtain a cardholder's signature. We maintain business interruption insurance to mitigate losses associated with operational interruptions caused by any security breaches. Any breach of our security or fraudulent use of credit card data could have a material adverse effect on our business and results of operations.

         WE MAY NOT BE SUCCESSFUL IN EXPANDING OUR INFRASTRUCTURE AND RECRUITING QUALIFIED PERSONNEL, BOTH OF WHICH WE NEED TO MANAGE OUR RAPID GROWTH.

We are experiencing periods of rapid growth associated with the implementation of our growth strategy. Rapid growth could significantly strain our communication and networking infrastructure, management team and financial resources. To manage our growth effectively, we will need to continuously enhance our information and operational systems, including our operating systems, database software and our financial systems and controls. We will also need to attract, train and retain additional senior managers, technical professionals, including programmers, and other employees. As we offer new services and pursue new customer markets, such as the consumer, banking and health care markets, we will need to increase our executive and sales and support personnel. Our business and results of operations may be adversely affected if we are unable to expand and continually improve our operational infrastructure or to recruit and integrate appropriate personnel.

         OUR SERVICES ARE SUBJECT TO VARIOUS FEDERAL AND STATE LAWS AND LICENSING REQUIREMENTS.

In connection with some services we provide, particularly pre-employment background checks by IRSC, we are considered a "consumer reporting agency," as this term is used in the Fair Credit Reporting Act. We are therefore required to comply with the various consumer credit disclosure requirements of the Fair Credit Reporting Act. Noncompliance with the Fair Credit Reporting Act can result in enforcement actions and fines by both the Federal Trade Commission and state attorneys general. Willful or negligent noncompliance could result in civil liability. Similarly, there are a number of states that have laws similar to the Fair Credit Reporting Act. Further, many state laws limit the type of information that can be made available to the public. In addition, some state laws may require us to be licensed in order to conduct pre-employment background checks. Customers in these states can access our websites, which may subject us to the laws of those states. Although we believe we have obtained the necessary licenses in each state where appropriate for our business, any failure to maintain required licenses could have a material adverse effect on our business and results of operations. In the event we are determined to have violated these federal or state laws, we could be subject to substantial civil and criminal liability which could have a material adverse effect on our business and results of operations.

         WE HAVE A LIMITED OPERATING HISTORY ON THE INTERNET. BECAUSE OF OUR RELATIVE NEWNESS TO THE INTERNET, ITS RAPIDLY CHANGING MARKETPLACE AND THE UNPREDICTABLE GROWTH OF THE ELECTRONIC INFORMATION MARKET, IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

We have recently launched and acquired Internet products and, consequently, do not have a long operating history on the Internet. We may be unable to effectively use Internet technology or adapt to its rapid changes. Furthermore, we may be unable to accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors on the Internet. Any evaluation of our business and prospects must be made in light of the risks and difficulties frequently encountered by companies offering services in new and rapidly evolving markets such as the Internet. The Internet marketplace is characterized by rapidly changing consumer preferences, low barriers to entry for competitors and rapidly changing technologies. Failure to recognize or respond to these factors may result in a material adverse effect on our business and prospects. Expanding the KnowX.com and AutoTrack Internet products and increasing the market awareness of our Internet services may be complicated, time-consuming and expensive. In addition, it is difficult to predict the size and future growth rate, if any, of the electronic information market. The market for electronic information services may not continue to develop or may become unprofitable. New and evolving trends, including the trend toward low-cost and enhanced access to public information on the Internet, may hinder the growth of our market.

         WE MAY HAVE DIFFICULTY IDENTIFYING, COMPLETING AND INTEGRATING ACQUISITIONS, WHICH COULD DECREASE OUR EARNINGS.

Our growth depends in part on our ability to identify complementary acquisition candidates and to effectively combine the operations of acquired companies with our own. Complementary acquisition candidates may not be available, or may be unwilling to complete acquisitions on suitable terms. We may be unable to finance acquisitions. Using cash to finance acquisitions may reduce the funds we have available for other corporate purposes. The issuance of common stock to finance acquisitions could be substantially dilutive to existing shareholders. Once we have acquired a business, the integration process may require changes in the operating technologies and strategies of the acquired business. For example, we could have difficulty integrating KnowX.com and Informed into our current business, including linking our databases to the newly acquired products. The integration of acquired businesses may also divert management's attention from its day to day responsibilities. Any difficulties we encounter in the integration process could reduce the earnings we generate from acquired businesses, which may have a material adverse effect on our business and results of operations.

                           FORWARD-LOOKING STATEMENTS

    Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

    This prospectus contains forward-looking statements that address, among other things, limited experience with Internet business, the integration of acquisitions, growth strategy, computer system capabilities, availability of data and customer demand. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock offered through this prospectus.

                              SELLING SHAREHOLDERS


      The following table sets forth information with respect to West Publishing Company ("West"), the parent company of Information America, Inc., which received warrants to acquire shares of our common stock in connection with our acquisition of KnowX.com and Informed, and Sharon L. Guenther and Jack Reed, who received unregistered shares of our common stock in connection with our acquisition of I.R.S.C., Inc. The table includes (1) the number and approximate percentage of shares beneficially owned by West, Sharon L. Guenther and Jack Reed as of May 10, 2000; (2) the number of shares registered for sale; and (3) the number and approximate percentage of shares to be owned by West, Sharon L. Guenther and Jack Reed after the completion of this offering. The warrants granted to West have a life of one and a half years and an exercise price of $52.50. The address of West Publishing Company is 610 Opperman Drive, Eagan, Minnesota, 55123.


                                                             SHARES                                    SHARES
                                                          BENEFICIALLY                              BENEFICIALLY
                                                              OWNED              NUMBER OF             OWNED
                                                         BEFORE OFFERING          SHARES           AFTER OFFERING
                                                    ------------------------       BEING       ---------------------
NAME                                                NUMBER(1)        PERCENT      OFFERED      NUMBER        PERCENT
----                                                ---------        -------      -------      ------        -------

West Publishing Company..........................  329,172              1.4%       329,172       --           --
Jack Reed........................................  250,792              1.1%       250,792       --           --
Sharon L. Guenther...............................   50,175              *           50,175       --           --


------------------------

*     less than 1%.

(1)   This number includes the unexercised warrants of West.

We have agreed to use our best efforts to keep this Registration Statement effective until the earlier of (1) the first date on which the selling shareholder disposes of all of the shares underlying the warrants (except for a transfer to an affiliate of the selling shareholder), (2) the expiration of the exercise period if no such shares are then outstanding or (3) 180 days following the expiration of the exercise period.

                              PLAN OF DISTRIBUTION

         The shares of common stock underlying warrants registered in this prospectus and owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

         o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
         o ordinary brokerage transactions and transactions in which the broker solicits a purchase; and
         o face-to-face transactions between sellers and purchasers without a broker or dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

         The selling shareholders and any brokers or dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of 2(11) of the Securities Act, and any commissions received by them or any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed, pursuant to the Common Stock Purchase Warrant dated as of September 23, 1999, to indemnify and hold harmless, against loss, claim, damage or liability arising out of an untrue statement of a material fact or an omission to state a material fact in any registration statement or amendment or supplement to any registration statement, the selling shareholder and each person, if any, who controls the selling shareholder within the meaning of the Securities Act and any underwriter who participates in the distribution of the common stock underlying warrants.

         We have advised the selling shareholders that, during such time as they may be engaged in a distribution of the shares of common stock included herein, they must comply with the applicable provisions of Regulation M under the Exchange Act, as amended, and, in connection therewith, the selling shareholders may not engage in any stabilization activity in connection with any of our securities, that they must furnish copies of this prospectus to each broker-dealer through which the shares of our common stock included herein may be offered, and that they may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities except as permitted under Regulation M. The selling shareholders have also agreed to inform us and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

         In connection with this offering, any underwriters or selling group members or their affiliates may engage in passive market making transactions in our common stock on The New York Stock Exchange in accordance with Regulation M under the Exchange Act.

                                  LEGAL MATTERS

    The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

      The consolidated financial statements of DBT Online, Inc. and subsidiaries (except I.R.S.C., Inc. and subsidiaries as of December 31, 1998 and for the two years then ended) as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and the related financial statement schedules incorporated in this registration statement by reference from DBT Online, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, as stated in their reports which are incorporated herein by reference. The consolidated financial statements of I.R.S.C., Inc. and subsidiaries (consolidated with those of DBT Online, Inc.) as of December 31, 1998 and for the two years then ended have been audited by Corbin & Wertz, as stated in their report which is incorporated herein by reference. The consolidated financial statements of DBT Online, Inc. and subsidiaries are incorporated by reference in this registration statement in reliance upon the respective reports of such firms in each case given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP and Corbin & Wertz are independent auditors.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Commission permits us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the Commission after the date of this prospectus will automatically update and supersede this information. However, any information contained herein shall modify or supersede information contained in documents we filed with the Commission before the date of this prospectus.

     The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K, filed with the Commission on March 10, 2000, for the fiscal year ended December 31, 1999;

         (b) Current Report on Form 8-K, filed with the Commission on February 15, 2000;

         (c) Quarterly Report on Form 10-Q/A, filed with the Commission on March 7, 2000;

         (d) The description of the Common Stock of the Registrant set forth in the "Description of Securities" included in the Registration Statement on Form 8-A filed with the Commission effective on September 5, 1997; and

         (e) Registration Statement on Form S-4, filed by ChoicePoint Inc. with the Commission on February 14, 2000.

     All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     If you request a copy of any or all of the documents incorporated by reference by written or oral request, then we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to DBT Online, Inc., 4530 Blue Lake Road, Boca Raton, Florida 33431, Attention: General Counsel, (561) 982-5000.

     In addition, we file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission: (1) Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, (2) Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and (3) Northeast Regional Office, Seven World Trade Center, New York, New York 10048.

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     Our common stock is listed on The New York Stock Exchange under the symbol "DBT". You may also obtain reports, proxy statements and other information concerning our listing on The New York Stock Exchange at its offices at 20 Broad Street, New York, New York 10005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of these amounts (except the SEC registration fee) are estimated.



          SEC registration fee................................. $ 2,860
          Legal fees and expenses..............................  10,000
          Accounting fees and expenses.........................   5,000
          Transfer Agent and Registrar fees and expenses.......   1,000
                                                                ---------
            Total.............................................. $18,860
                                                                =========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 1741 of the Pennsylvania Business Corporations Law provides the Company the power to indemnify any officer or director acting in his or her capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

    The Amended and Restated By-laws of the Company provide for the indemnification of any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) (the "indemnified representative") against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined or otherwise: (i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

    The Amended and Restated By-laws authorize the Company to pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding or the initiation of or participation upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

        EXHIBIT
        NUMBER              DESCRIPTION
        ------              -----------

          2.1 Asset Purchase Agreement, dated as of August 20, 1999, among West Publishing Company, Information America, Inc. and DBT Online, Inc.(1)

          2.2 Agreement and Plan of Merger, dated February 14, 2000, by and among ChoicePoint, Inc., DBT Online, Inc. and ChoicePoint Acquisition Corporation(2)

          4 Common Stock Purchase Warrant of DBT Online, Inc. dated as of September 23, 1999.(3)

          5*        Opinion of Morgan, Lewis & Bockius LLP

          23.1*     Consent of Deloitte & Touche LLP


          23.2*     Consent of Corbin & Wertz


          23.3*     Consent of Morgan, Lewis & Bockius LLP (contained in
                    Exhibit 5)

          24        Powers of Attorney (included on signature page)


-----------------


*    Previously filed.

(1) Incorporated by reference to Exhibit 2.1 to the Form 8-K dated August 20, 1999 of DBT Online, Inc.
(2) Incorporated by reference to Exhibit 2.1 to the Form 8-K dated February 15, 2000 of DBT Online, Inc.
(3) Incorporated by reference to Exhibit 4 to the Form 8-K dated September 23, 1999 of DBT Online, Inc.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or caused to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed by the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, the State of Florida, on the 11th day of May, 2000.


                                      DBT ONLINE, INC.

                                      By: /s/ RONALD A. FOURNET
                                          ------------------------------
                                              RONALD A. FOURNET
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               POWERS OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Fournet, with full power to act without the other, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Amendment No. 1 to this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to this Amendment No. 1 to this Registration Statement and any other registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



     SIGNATURE                                TITLE                                           DATE
     ---------                                -----                                           ----

     /s/ RONALD A. FOURNET                    President and Chief Executive Officer           May 11, 2000
     ----------------------------             (Principal Executive Officer)
     Ronald A. Fournet


              *                                Chairman of the Board of Directors             May 11, 2000
     ----------------------------
     Frank Borman

                *
     ----------------------------
     Judith Brown                             Controller                                      May 11, 2000
                                              (Principal Financial Officer)


                *                             Director                                        May 11, 2000
     ----------------------------
     Charles G. Betty


                *
     ----------------------------
     Gary E. Erlbaum                          Director                                        May 11, 2000


                *
     ----------------------------             Director                                        May 11, 2000
     Jerold E. Glassman



     ----------------------------             Director
     Kenneth G. Langone


                *
     ----------------------------             Director                                        May 11, 2000
     Bernard Marcus


                *
     ----------------------------             Director                                        May 11, 2000
     Andrall E. Pearson


                *
     ----------------------------             Director                                        May 11, 2000
     Eugene L. Step

*By: /s/ Ronald A. Fournet
    -----------------------------
    Ronald A. Fournet
    Attorney-in-fact



                                       19